UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2015

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2015, the Company and certain members of its senior management team agreed to exchange existing options to purchase shares of the Company’s common stock with new options. The new options have the same values as the existing options, using the Black-Scholes valuation method, in that they are exercisable for fewer shares but at a lower exercise price, and have the same vesting schedules and the same termination expiration dates as the existing options. The members of the senior management team whose options were exchanged include Joel Ackerman, the Company’s Chief Executive Officer and a member of its Board of Directors, Ronnie Morris, the Company’s President and a member of its Board of Directors, James McGorry, the Company’s Executive Vice President and General Manager, Translational Oncology Solutions and David Miller, the Company’s Vice President, Finance. As a result of the option exchange, an aggregate of 19,872,875 existing options with exercise prices ranging from $0.47 to $1.25 per share were exchanged for an aggregate of 17,617,929 new options with exercise prices of $0.41 per share.

Also on March 16, 2015, the Company and each of Mr. Ackerman and Dr. Morris agreed to amend their employment agreements with the Company. Their current employment agreements provide that, for the year from November 1, 2014 to October 31, 2015, Mr. Ackerman and Dr. Morris’s salaries would be paid half in cash and half in options to purchase shares of common stock. To conserve the Company’s cash, Mr. Ackerman and Dr. Morris have agreed to accept all of their compensation in options, and none of it in cash for such year.

The above summaries are qualified in their entirety by reference to the option exchange agreements between the Company and each of Mr. Ackerman, Dr. Morris, Mr. McGorry and Mr. Miller, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, and the Amendments No. 1 to Employment Agreements between the Company and each of Mr. Ackerman and Dr. Morris, which are attached hereto as Exhibits 10.5 and 10.6, respectively.

Item 9.01.      Financial Statements and Exhibits.

(d)      Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Option Exchange Agreement dated as of March 16, 2015 between the Company and Joel Ackerman.
10.2	Option Exchange Agreement dated as of March 16, 2015 between the Company and Ronnie Morris.
10.3	Option Exchange Agreement dated as of March 16, 2015 between the Company and James McGorry.
10.4	Option Exchange Agreement dated as of March 16, 2015 between the Company and David Miller.
10.5	Amendment to Employment Agreement dated as of March 16, 2015 between the Company and Joel Ackerman.
10.6	Amendment to Employment Agreement dated as of March 16, 2015 between the Company and Ronnie Morris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: March 20, 2015	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer